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                               AMENDED MERGER AND
                            STOCK EXCHANGE AGREEMENT


         This AMENDED MERGER AND STOCK EXCHANGE AGREEMENT (this "Merger Agreement," hereafter the "Agreement") dated as of November 19, 2004 between REZCONNECT TECHNOLOGIES, INC., a New York corporation ("Buyer"), YOURTRAVELBLZ.COM, INC., an Illinois corporation (the "Company"), and all of the holders of the common stock of the Company identified on Exhibit A hereto (the "Stockholders").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Stockholders own all of the issued and outstanding capital stock of the Company; and

         WHEREAS, the Stockholders desire to convey to Buyer and Buyer desires to receive from the Stockholders, upon the terms and subject to the conditions contained herein, all of such stock in a transaction intended to comply with
Section 368(a)(1)(B) of the Internal Revenue Code; and

         WHEREAS, the Board of Directors of Buyer has approved this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:


                                    ARTICLE I
                          EXCHANGE OF THE COMMON STOCK

         Section 1.1. Exchange of the Common Stock. Upon the terms and subject to the conditions contained herein, the Stockholders shall convey, set over, deliver, assign and transfer (or cause to be exchanged, conveyed, set over, delivered, assigned and transferred) to Buyer and Buyer shall acquire from the Stockholders, at the Closing (as defined in Section 3.1), a total of 12,800,000 shares of the Company's common stock, no par value per share ("Common Stock"), which represents one hundred percent (100%) of all the outstanding Common Stock of the Company. The number of shares of Common Stock to be conveyed to Buyer by each Stockholder is set forth in Exhibit A hereto.

         Section 1.2. No Obligation to Exchange in Event of Default. The obligations of the Stockholders under Section 1.1 hereof shall be several and not joint. If one or more of the Stockholders shall default on his or her obligation to convey, either at or before the Closing, any or all of the Common Stock he or she has hereby agreed to convey, Buyer shall not be obligated to consummate the acquisition of any of the Common Stock from the remaining Stockholders, but if any one or more of the Stockholders shall so default, Buyer


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shall have the option to consummate the acquisition of the Common Stock from the remaining Stockholders.


                                   ARTICLE II
                             EXCHANGE CONSIDERATION

         Section 2.1. Exchange Consideration. In full consideration for the common stock to be conveyed, set over, delivered, assigned and transferred to Buyer pursuant to Section 1.1 hereof, and upon the terms and subject to the conditions contained herein, Buyer shall, in exchange for one hundred percent (100%) of the outstanding Common Stock, issue and deliver to the Stockholders for the following consideration: (i) 7,430,000 shares of Buyer's no par value common stock ("Buyer's Common Stock"), and (ii) 4,092,376 shares of Buyer's Series B Convertible Preferred Stock ("Preferred Stock"); all as set forth in more detail in Exhibit C (all consideration collectively referred to herein as the "Exchange Consideration"), such exchange will be at the time and in the manner provided for in Section 2.2 hereof. The pro rata portion of the Exchange Consideration that each Stockholder is entitled to receive is set forth in Exhibit A hereto.

         Section 2.2. Payment of Exchange Consideration. At the Closing, each of the Stockholders shall, upon the surrender to Buyer or an exchange agent selected by Buyer of the certificates for his or her Common Stock, receive certificates representing a pro rata portion of shares of Buyer's Common Stock and Preferred Stock.


                                   ARTICLE III
                                     CLOSING

         Section 3.1. Time and Place of Closing. The closing ("Closing") means the time at which the Stockholders consummate the exchange of the Common Stock owned by them to Buyer by delivery of the stock certificates referred to in
Section  3.2(a)  hereof and by  delivery of the other  documents  referred to in
Section 3.2 hereof, against delivery by Buyer of the Exchange Consideration and the documents referred to in Section 3.3 hereof, after the satisfaction (or a duly executed waiver thereof) of the conditions set forth in Articles VII, VIII and IX hereof. The Closing shall take place at the offices of Reed Smith LLP, One Riverfront Plaza, Newark, New Jersey 07102, at 10:00 a.m., New Jersey time, on December 2, 2004 or any other date mutually agreed upon in writing by the parties hereto.

         Section 3.2. The Stockholders' and the Company's Particular Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, the Stockholders or the Company, as the case may be, shall deliver to Buyer, in form and substance reasonably satisfactory to Buyer and its counsel:

         (a) certificates representing all the shares of Common Stock registered in the name of each Stockholder, fully endorsed by each Stockholder for transfer;

         (b) the certificate of the Company required by Section 8.8 hereof;


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         (c) all consents required by Section 8.6 hereof; and

         Section 3.3. Buyer's Particular Closing Deliveries. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Buyer shall deliver to or for the Stockholders, in form and substance satisfactory to the Stockholders and the Company's counsel:

         (a) the shares of Buyer's Common Stock set forth in Section 2.2 hereof;

         (b) the shares of Buyer's Preferred Stock set forth in Section 2.2 hereof;

         (c) the certificate required by Section 9.3 hereof;

         (d) certified copies of resolutions of the Board of Directors of Buyer approving this Agreement and the transactions contemplated hereby; and

         (e) the opinion of counsel for Buyer, Carl N. Duncan, Esq., dated the date of the Closing, as required by Section 9.4 hereof.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company represents and warrants to Buyer that:

         Section 4.1. Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with an authorized capital consisting solely of 20,000,000 shares of Common Stock, no par value per share, of which 12,800,000 shares of Common Stock are issued and outstanding; all of such 12,800,000 issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable; and there are no other equity securities of any class of the Company authorized, issued, reserved for issuance or outstanding. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of Common
Stock. The Stockholders are the record owners of all of the issued and outstanding shares of Common Stock as set forth on Exhibit A hereto. Except for 800,000 shares of common stock of the Buyer, the Company does not own, directly or indirectly, any outstanding capital stock or securities convertible into capital stock of any other corporation or any participating interest in any partnership, joint venture or other business enterprise.

         Section 4.2. Power and Authority; Authority for Agreement. The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it has been and is now conducted and to enter into this Agreement and to perform the obligations to be performed by it hereunder and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the


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nature of its business  activities  require such  qualification.  This Agreement constitutes the valid binding obligation of the Company.

         Section 4.3. Articles of Incorporation and By-Laws of the Company. The copies of the Articles of Incorporation of the Company, certified by the Secretary of State of Illinois, and the By-Laws of the Company, certified by its Secretary, heretofore delivered by or on behalf of the Stockholders to Buyer, are true, complete and correct.

         Section 4.4 Subsidiaries. The Company, as currently constituted, has no subsidiaries.

         Section 4.5. No Violation to Result. Assuming fulfillment prior to the Closing of the conditions set forth Section 9.7 hereof, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

         (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of the Company or any note, debt instrument, security agreement or mortgage, or any other material contract or agreement to which the Company is a party or by which the Company or any of its properties or assets are bound;

         (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default or acceleration;

         (c) will not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to the Company; and

         (d) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon any of the properties or assets of the Company.

         Section 4.6. No Existing Defaults. Except as set forth in Exhibit 4.6 hereto, the Company is not in default:

         (a) under any of the terms of any material note, debt instrument, security agreement or mortgage or under any other commitment, contract, agreement, license, lease or other instrument, whether written or oral, to which it is a party or by which it or any of its properties or assets is bound;

         (b) under any law, judgment, decree, order, rule regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to it or to any of this properties or assets, which default would have a material adverse effect on the Company; or


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         (c) in the  payment  of any of its  material  monetary  obligations  or debts. There exists no condition or event which, after notice or lapse of time or both, would constitute a material default in connection with any of the foregoing.

         Section 4.7. Financial Statements. The audited financial statements of the Company as of the comparative two year period ended December 31, 2002 and 2003 and the unaudited financial statements of the Company as of the end of and for the six month period ended June 30, 2004 (the "Financial Statements"), will, when delivered to Buyer after the date hereof, be complete and correct in all material respects, fairly present the financial position of the Company and the results of its operations as of the respective dates and for the periods indicated thereon and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that they are subject to year-end adjustments. The Company does not have any material liability or obligation, fixed, contingent, known, unknown or otherwise, not reflected in the balance sheet to be included in the Financial Statements, except for liabilities or obligations incurred between July 1, 2004 and the date of this Agreement in the ordinary and usual course of business consistent with the representations and warranties set forth herein and that would not have been in conflict with Section 7.3. hereof if they had been incurred between the date hereof and the Closing.

         Section 4.8. No Adverse Changes. As of the date of this Agreement, except as disclosed in Exhibit 4.8 hereto and except as otherwise permitted herein:

         (a) the Company has not sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or public enemy, flood, volcanic eruption, accident, other calamity or other similar or dissimilar event (whether or not covered by insurance) adversely affecting the business, properties, financial condition or operations of the Company;

         (b) there have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, liabilities or obligations (fixed, contingent, known, unknown or otherwise) of the Company which in the aggregate would have a material adverse affect on the business, properties, financial condition or operations of the Company; and

         (c) the Directors and Officers of the Company have taken all necessary action to cause the Company to perform all of the acts specified in Sections 7.3(a) and (c) hereof and have refrained from performing any of the acts specified in Sections 7.3(b), (d) and (e) hereof.

         Solely for purposes of this Section 4.8, economic conditions prevailing generally in the United States of America shall not be deemed to be a "material adverse affect."

         Section 4.9. Full Disclosure; Absence of Material Changes. Since June 30, 2004, there has not been any material adverse change in the financial condition, results of operations or business of the Company taken as a whole. More specifically, the information furnished to Buyer by the Company or by any of its directors, officers, employees, agents or accountants pursuant to this Agreement (whether furnished prior to, at, or subsequent to the date hereof), the information contained in the Exhibits referred to in this Agreement, and the


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other information  furnished to Buyer by the Company or by any of its directors, officers, employees, agents or accountants at any time prior to the Closing (pursuant to the request of Buyer or otherwise), does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make all such information not misleading.

         Section 4.10. Taxes. The Company has prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all tax returns, information returns and other reports required to be filed including without limitation all tax returns and reports with respect to federal, state, local and foreign income taxes, estimated taxes, excise taxes, sales taxes, use taxes, fuel taxes, gross receipts taxes, franchise taxes, employment and payroll taxes and import duties, whether or not measured in whole or in part by net income ("Taxes"). Such tax returns and reports are materially complete and correct as filed. The Company has paid or accrued (or caused to be so paid or accrued) in full all Taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The Company has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes. The Company is not a party to any pending action or proceeding nor to the best knowledge of its officers and directors is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. There are no liens for federal, state, local or foreign Taxes, and no claim for assessment or collection of Taxes has been asserted against the Company. To the directors', officers', Stockholders' and the Company's best knowledge, there are no tax audits currently in progress or incomplete.

         Section 4.11. Title to Assets. The Company has good and marketable title to all of its material properties and assets, free and clear of any material liens, encumbrances, security agreements, equities, options, claims, charges, pledges, restrictions, encroachments, defects in title and easements except for the matters set forth on Exhibit 4.11. At the Closing, the Company will have good and marketable title to such material properties and assets, free and clear of any material liens, encumbrances, security agreements, equities, options, claims, charges, pledges, restrictions, encroachments, defects in title and easements except for those shown in the Company's Financial Statements.

         Section 4.12. Machinery and Equipment. The Company owns or has adequate rights to all machinery and equipment currently used by the Company in the conduct of its business and, to the best knowledge of the Company, all such machinery and equipment is in good operating condition and free from any material defect, ordinary wear and tear excepted.

         Section 4.13. Litigation. Except as set forth in Exhibit 4.13 hereto, there is no litigation, suit, proceeding, action or claim, at law or in equity, pending or to the best knowledge of the Company threatened against or affecting the Company or involving any of its property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claim(s), actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. Except as set forth in such Exhibit 4.13 hereto, the Company is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.


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         Section  4.14.  Compliance  with  Laws.  To the best  knowledge  of the
Company, the Company has complied with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by governmental authority applicable to it, its properties or the operation of its business, except where failure of comply will not have a material adverse effect on the business, properties or financial condition of the Company as otherwise disclosed in Exhibit 4.14 hereto. Without limiting the generality of the foregoing, to the best knowledge of the Company, the Company is in material compliance with:

         (a) all material and applicable laws relating to the protection of human health and safety, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and all material and applicable regulations and standards issued thereunder by the Secretary of Labor or the Occupational Safety and Health Administrator or other governmental agency or authority acting at any time thereunder;

         (b) all material and applicable laws relating to protection of the environment, including, without limitation, the Resource Conservation and Recovery Act ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA")

         (c) all material and applicable laws administered by the Food and Drug Administration; and

         (d) all material and applicable laws relating to equal employment opportunity.

         The Company has not received any notice or citation for noncompliance with any of the foregoing and, to the best knowledge of the Company, there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance which, after notice or lapse of time, or both, would constitute noncompliance with regard to any of the foregoing.

         Section 4.15. Environmental Matters. The Company has not stored and is not storing any hazardous wastes, as defined by RCRA, for 90 days or more. Except as set forth in Exhibit 4.15:

         (a) the Company has not generated, stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substance for itself or for any other person or entity, nor has any other person or entity stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substances for the Company;

         (b) to the best knowledge of the Company, there are no locations where any waste material or hazardous substances from the operation of the Company has been stored, treated, recycled or disposed of;

         (c) the Company has not been required by any governmental authority to make any expenditure to achieve or maintain compliance with any environmental standard; and


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         (d) the Company has no knowledge of any information indicating that any person, including any employee, may have impaired health or that the environment may have been damaged as the result of the operation of the business of either the Company or as the result of the release of
         Contaminants   from  the  Premises.   For  these  purposes,   the  term
         "Contaminants" includes any pollutant, waste materials, petroleum and petroleum products and hazardous substances, as defined by CERCLA.

         Section 4.16. Licenses, Permits and Approvals. Exhibit 4.16 hereto constitutes a true and complete list of all material licenses, permits, approvals, qualifications or the like, issued to the Company by any government or any governmental unit, agency, body or instrumentality, whether federal, state, provincial, municipal or local (within the U.S. or otherwise), and all such items are in full force and effect. No registration with, approval by, consent or clearance from or prenotification to any governmental agency is required in connection with the execution and performance of this Agreement by the Stockholders except as set forth on Exhibit 4.16.

         Section 4.17. True Copies. All documents furnished, or caused to be furnished to Buyer by the Company, are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

         Section 4.18.  Pre-Signing Conduct of Business.  Except as disclosed in
Exhibit 4.18 hereto and as contemplated by this Agreement, since June 30, 2004 the Company has operated only in the ordinary course of business except that the Company is in the process of locating a suitable space to relocate its offices. Solely for purposes of this Section 4.18, any aspect of the Company's operations that would have been in conflict with Section 7.3 hereof if it had occurred between the date hereof and the Closing shall be deemed by way of non-exclusive illustration not to be in the ordinary course of business.

         Section 4.19. Survival of Representations and Warranties of the Company and the Stockholders. The representations and warranties of the Company and the Stockholders made in Articles IV and V of this Agreement are correct, true and complete as of the date hereof and will be correct, true and complete as at the Closing with the same force and effect as though such representations and warranties had been made at the Closing, and shall not survive the Closing.

         Section 4.20. Intellectual Property.

         (a) The Company (which, as presently constituted, has no subsidiaries) owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of Company as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect as defined in subsection (b) below.

         (b) Material Adverse Effect means, with respect to any party to this Agreement, such state of facts, event(s), change(s) or effect(s) that had, has or would reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations, prospects


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or, customer, supplier or employee relations of such party taken as a whole.

         (c) Except as disclosed in the Company's Reports, or as is not reasonably likely to have a Material Adverse Effect:

         (i) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks and copyrights ("Company Third-Party Intellectual Property Rights");

         (ii) no claims with respect to the patents, registered and material unregistered trademarks as well as service marks, registered copyrights, trade names, any applications therefor owned by the Company ("Company Intellectual Property Rights"), any trade secret material to the Company, or Company Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Company Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the knowledge of the Company, are overtly threatened by any person;

         (iii) the Company does not know of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company, infringes on any copyright, patent, trademark, service mark or trade secret of any third party other than the Company; (B) against the use by the Company, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications of any third party used in the business of the Company as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any Company Intellectual Property Rights or other trade secret material to the Company; or (D) challenging the license or legally enforceable right to the use of the Company Third-Party Intellectual Rights by the Company; and

         (iv)  to  the  knowledge  of  the  Company,  all  patents,   registered
         trademarks and service marks as well as copyrights held by the Company are valid, enforceable and subsisting.

         Section 4.21. Company Due Diligence Investigation. The Company has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of Buyer and acknowledges that the Company has been provided access to the personnel, properties, premises and records of Buyer for such purpose. In entering into this Agreement, the Company has relied solely upon its own investigation and analysis and the representations and warranties contained herein, and the Company:

         (a) acknowledges that neither the Buyer nor any of its respective directors, officers, shareholders, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the


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         accuracy of  completeness  of any of the  information  provided or made available to the Company or its directors, officers, employees, affiliates, controlling persons, agents or representatives; and

         (b) agrees, to the fullest extent permitted by law, that neither Buyer nor any of its directors, officers, employees, shareholders, affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to the Buyer or its directors, officers, employees, affiliates, controlling persons, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to the Company or its directors, officers, employees, affiliates, controlling persons, advisors, agents or representatives (or any omissions therefrom), except that the foregoing limitations shall not apply (i) to the extent the Buyer makes the specific representations and warranties set forth in this Agreement and (ii) in the case of fraud, willful misrepresentation or willful nondisclosure, but always subject to the limitations and restrictions contained herein.

         Section  4.22.  Material  Contracts  and  Agreements.   Other  than  as
disclosed on Exhibit 4.22, the Company is not a party to any material contracts or agreements.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                          OF THE STOCKHOLDERS GENERALLY

         Section 5.1. Authority for Agreement. Each of the Stockholders severally represents and warrants to Buyer that he/she has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by him/her hereunder and that this Agreement constitutes the valid and binding obligation of such Stockholder. By means of a Power of Attorney in the form attached hereto as Exhibit B ("Power of Attorney"), each of the Stockholders has duly and effectively appointed J. Lloyd Tomer, J. Scott Tomer and/or J. Kim Sorensen, and each of them (the "Representatives"), as his/her attorneys-in-fact with full power and authority to act in his or her place and stead with respect to all matters relating to this Agreement, both before and after the Closing. Buyer is entitled to rely conclusively upon the validity and binding effect of actions taken by either Representative under the foregoing Power of Attorney.

         Section 5.2. Title of Common Stock. Each Stockholder severally represents and warrants to Buyer that he/she is the owner, beneficially and of record, of all of the Common Stock set forth opposite such Stockholder's name in Exhibit A hereto, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, pledges and restrictions and that he/she has the full power and unrestricted right to transfer the Common Stock to Buyer and, assuming the conditions set forth in Article VIII have been satisfied, has obtained all the consents and approvals of all persons (including, without limitation, courts and governmental authorities) necessary to effect such transfer. Upon delivery of the Common Stock to Buyer at the Closing as herein contemplated, Buyer shall have good and marketable title to


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all of the shares of Common Stock delivered by such  Stockholder  free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, pledges and restrictions.

         Section 5.3. Investment Representations. Each Stockholder understands that the shares of Buyer's Common Stock comprising the Exchange Consideration are being offered and sold pursuant to the exemption from registration contained in Section 4(2) the Securities Exchange Act of 1933, as amended (the "Act"), based in part upon their respective representations contained in this Agreement.

         (a) Economic Risk. Each Stockholder is in a position to bear the economic risk of this investment indefinitely unless the shares of the Buyer's Common Stock purchased are registered pursuant to the Act, or an exemption from registration is available, and the Buyer has no present intention of registering such shares. Each Stockholder also understands that, even if available, such exemption may not allow him/her to transfer all or any portion of said shares, if any, under the circumstances, in the amount or at the times he/she might propose. Each Stockholder understands that he/she has no registration rights with respect to the shares.

         (b) Acquisition for Own Account. Each Stockholder is acquiring the shares of Buyer's Common Stock for his/her own account for investment and not with a view toward distribution.

         (c) Ability to Protect His/Her Own Interests. Each Stockholder represents that by reason of his/her business or financial experience, or the business and financial experience of his/her management, he/she has the capacity to protect his/her own interests in connection with the transactions contemplated in this Agreement. No Stockholder is a corporation formed for the specific purpose of consummating this transaction.

         (d) Accredited Investor. Each Stockholder represents that he or she is an "accredited investor" as that term is defined in Regulation D promulgated under the Act.

         (e) Access to Information. Each Stockholder has been given access to all of both the Company's and Buyer's documents, records and other information, has received physical delivery of all those documents which he/she has requested, and has had adequate opportunity to ask questions of, and receive answers from, both the Company's and Buyer's officers, employees, agents, accountants and representatives concerning the Company's and Buyer's business, operations, financial condition, assets, liabilities and all other matters relevant to their investment in the shares of Buyer's Common Stock.

         (f) Acknowledgment of Financial Condition of Buyer. Each Stockholder acknowledges that he/she has been informed and is aware of the financial condition of the Buyer as reflected in the audited Form10-KSB financial statements for the periods ended December 31, 2002 and December 31, 2003, respectively, as well as the unaudited financials for the six month period ended June 30, 2004, receipt of which financials are hereby acknowledged.


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                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Company and its Stockholders that:

         Section 6.1. Organization and Capitalization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with an authorized capital consisting solely of five million (5,000,000) shares of Preferred Stock; of which no shares are issued and outstanding as of the date hereof; and twenty million (20,000,000) shares of Common Stock, of which Eleven Million Forty Eight Thousand Eight Hundred Forty-five (11,048,845) shares of Common Stock are issued and outstanding as of the date hereof; all of such issued and outstanding shares of Buyer's Common Stock are duly authorized, validly issued, fully paid and nonassessable. Except as described on Exhibit 6.1 or as disclosed in the Buyer's Reports (as defined in Section 6.6), there are no other securities of any class of Buyer authorized, issued, reserved for issuance or outstanding. Except as described on Exhibit 6.1 or as disclosed in the Buyer's Reports (as defined in Section 6.6), there are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of Buyer's Common Stock or any other security of Buyer or any plan for any of the foregoing. Buyer has no subsidiaries and does not own, directly or indirectly, any outstanding capital stock or securities convertible into capital stock of any other corporation or any participating interest in any partnership, joint venture or other business enterprise. Buyer is not obligated to register the resale of any Buyer capital stock on behalf of any stockholder of Buyer under the Act.

         Section 6.2. Power and Authority. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

         Section 6.3. Certificate of Incorporation and By-Laws of Buyer. The copies of the Certificate of Incorporation of Buyer, certified by the Secretary of State of New York, and the By-laws of Buyer, certified by its Secretary, heretofore delivered by Buyer to the Stockholders, are true, complete and correct.

         Section 6.4. Authority for Agreement; Buyer's Common Stock, Preferred Stock and Options. The Board of Directors of Buyer has approved this Agreement and has authorized the execution and delivery hereof. Buyer has full power, authority and legal right to enter into this Agreement; and no approval of Buyer's stockholders is necessary for the consummation of the transactions contemplated hereby. The shares of Buyer's Common Stock and Preferred Stock and the Options constituting the Exchange Consideration, when issued in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and non-assessable and the Preferred Stock shall have the rights and preferences expressed in Exhibit D.


                                       12
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         Section 6.5.   No Violations to Result. Assuming fulfillment prior to
the closing of the conditions set forth in Section 8.7 hereof and except as set forth in Exhibit 6.5, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

         (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of Buyer or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which Buyer is a party or by which Buyer or any of its properties or assets are bound;

         (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default or acceleration;

         (c) will not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal, whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to Buyer; and

         (d) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon any of the properties or assets of Buyer.

         Section 6.6. Exchange Act Reports and Financial Statements. The Buyer has delivered to the Company (i) Buyer's Annual Report on Form 10-KSB for the fiscal years ended December 31, 2003, containing Buyer's balance sheet at December 31, 2002 and December 31, 2003 and statements of income, changes in shareholders' equity and cash flows of Buyer for the three fiscal years ended December 31, 2002 certified by Dischino & Associates, P.C., Fairfield, New Jersey, independent auditors and December 31, 2003 certified by Israeloff Trattner & Co., independent auditors, respectively; (ii) quarterly reports in Form 10-QSB for the three quarters ended March 31, June 30, and September 30, 2004, respectively; and (iii) all Current Reports on Form 8-K filed by Buyer since December 31, 2002 (collectively, the "Buyer's Reports"). All Buyer's Reports as of their respective dates (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact and
(iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All such financial statements, including the related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as indicated therein) and fairly present the financial condition, assets and liabilities of Buyer at the dates thereof and the results of operations and changes in shareholders' equity and cash flows of Buyer for the periods stated therein, subject, in the case of the interim financial statements, to normal and recurring year-end audit adjustments and except that the interim financial statements do not contain all of the notes required by generally accepted accounting principles. In addition, Buyer does not have any material liability or obligation, fixed, contingent, known, unknown or otherwise, not reflected in the balance sheet included in the Buyer's Reports, and all provisions, reserves and allowances provided for therein are adequate, except for liabilities or obligations incurred between July 1, 2004 and the date of this Agreement in the


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ordinary and usual course of business  consistent with the  representations  and warranties  set forth  herein  and that  would not have  been in  conflict  with
Section 7.3 hereof if they had been incurred between the date hereof and the Closing.

         Section 6.7. Full Disclosures; Absence of Material Changes. From the date hereof through the Closing, except as disclosed in Exhibit 6.7 hereto and except as otherwise permitted herein, Buyer has not sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or the public enemy, flood, volcanic eruption, accident, other calamity or other similar or dissimilar event (whether or not covered by insurance) adversely affecting the business, properties, financial condition or operations of Buyer taken as a whole. The information furnished by Buyer, or by any of the directors, officers, employees, agents, accountants or representatives of Buyer to the Company and the Stockholders pursuant to this Agreement (whether furnished prior to, at or subsequent to the date hereof), the information contained in the Exhibits referred to in this
Agreement and the other information furnished to the Company and the Stockholders by Buyer, or by any of the directors, officers, employees, agents, accountants or representatives of Buyer at any time prior to the Closing (pursuant to the request of the Stockholders or otherwise), does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make all such information not misleading.

         Section 6.8. Taxes. Buyer has prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all tax returns, information returns and other reports required to be filed. Such tax returns are substantially complete and correct as filed. Buyer has paid or accrued (or caused to be so paid or accrued) in full all Taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The balance sheet included in the Buyer's Reports include appropriate provisions for all such Taxes, interest, penalties, assessments or deficiencies, if any, for the period indicated thereon to the extent not theretofore paid. The Buyer has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes. The Buyer is not a party to any pending action or proceeding, nor is any such action or proceeding threatened, by any governmental authority for the assessment or collection of Taxes. There are no liens for federal, state, local or foreign Taxes, and no claim for assessment or collection of Taxes has been asserted against Buyer. To Buyer's best knowledge, there are no tax audits currently in progress or not complete; the Buyer is not currently subject to an election under Section 341(f) of the Internal Revenue Code; the transaction contemplated by this Agreement will not obligate Buyer to make payments that are not deductible pursuant to Section 280(G) of the Internal Revenue Code; the Buyer has disclosed on its tax returns any positions that could give rise to a "substantial understatement" of Federal income tax pursuant to Section 6662 of the Internal Revenue Code; and the Buyer has never been a member of a group filing a consolidated federal income tax return.

         Section 6.9. Title to Assets. Buyer has good and marketable title to all of its material properties and assets, free and clear of any material liens, encumbrances, security agreements, equities, options, claims, charges, pledges, restrictions, encroachments, defects in title and easements except for the matters set forth on Exhibit 6.9 hereto. At the Closing, Buyer will have good


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and marketable title to such material  properties and assets,  free and clear of any material liens, encumbrances, security agreements, equities, options, claims, charges, pledges, restrictions, encroachments, defects in title and easements except for those shown on Exhibit 6.9 hereto.

         Section 6.10. Real Property. Buyer owns no real property. Buyer is a party to the leases listed on Exhibit 6.10.

         Section 6.11. Machinery and Equipment. Except as set forth on Exhibit 6.11, Buyer owns or has adequate rights to all machinery and equipment currently used by Buyer in the conduct of its business and to the best knowledge of Buyer, all such machinery and equipment is in good operating condition and free from any material defect, ordinary wear and tear excepted.

         Section 6.12. Brokers. Except for G-V Capital Corp., a registered NASD Member firm (the "Finder"), which will receive shares of Buyer's Common Stock as compensation for advice to the Buyer in this transaction, Buyer has not expressly or impliedly engaged any broker, finder or agent with respect to this Agreement or any transaction contemplated hereby. It is understood that the calculation of the Exchange Consideration will give effect to the issuance of Buyer Common Stock to the Finder.

         Section 6.13. Litigation. Except as set forth in Exhibit 6.13 hereto, there is no litigation, suit, proceeding, action or claim at law or in equity, pending or to Buyer's best knowledge threatened against or affecting Buyer or involving any of its property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. Except as set forth in such Exhibit 6.13 hereto, Buyer is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

         Section 6.14. Compliance with Laws. To the best knowledge of Buyer, it has complied with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of Buyer and except as otherwise disclosed in Exhibit 6.14 hereto. Without limiting the generality of the foregoing, to the best knowledge of Buyer, it is in material compliance with:

         (a) all laws relating to the protection of human health and safety, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and all material and applicable regulations and standards issued thereunder by the Secretary of Labor or the Occupational Safety and Health Administrator or other governmental agency or authority acting at any time thereunder;

         (b) all material and applicable laws relating to protection of the environment, including, without limitation, RCRA and CERCLA;


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         (c) all material and applicable laws  administered by the Food and Drug
         Administration; and

         (d) all material and applicable laws relating to equal employment opportunity.

         Buyer has not received any notice or citation for noncompliance with any of the foregoing, and to the best knowledge of Buyer there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance which, after notice or lapse of time, or both, would constitute noncompliance with regard to any of the foregoing.

         Section 6.15. Environmental Matters. Buyer has not stored and is not storing any hazardous wastes, as defined by RCRA, for 90 days or more and except as set forth in Exhibit 6.15:

         (a) Buyer has not generated, stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substance for itself or for any other person or entity, nor has any other person or entity stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substances for Buyer;

         (b) to the best knowledge of Buyer, there are no locations where any waste material or hazardous substances from the operation of Buyer has been stored, treated, recycled or disposed of;

         (c) Buyer has not been required by any  governmental  authority to make
         any   expenditure   to  achieve  or   maintain   compliance   with  any
         environmental standard; and

         (d) Buyer has no knowledge of any information indicating that any person, including any employee, may have impaired health or that the environment may have been damaged as the result of the operation of the business of Buyer or as the result of the release of Contaminants from the Buyer Premises. For these purposes, the term "Contaminants" includes any pollutant, waste materials, petroleum and petroleum products and hazardous substances, as defined by CERCLA.

         Section 6.16. Licenses, Permits and Approvals. Exhibit 6.16 constitutes a true and complete list of all material licenses, permits, approvals, qualifications or the like, issued or to be issued to Buyer by any government or any governmental unit, agency, body or instrumentality, whether federal, state, provincial, municipal or local (within the U.S. or otherwise) necessary for the conduct of its trade or business, and all such items are in full force and effect. No registration with, approval by, consent or clearance from or prenotification to any governmental agency is required in connection with the execution and performance of this Agreement by Buyer except as set forth on
Exhibit 6.16.

         Section 6.17. True Copies. All documents furnished or caused to be furnished to the Company and the Stockholders by Buyer are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

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         Section  6.18. Buyer's  Common  Stock.   As and  when  required  by the
provisions of this Agreement and subject to the terms and conditions hereof, Buyer will reserve for issuance and issue shares of Buyer's Common Stock. The shares of Buyer's Common Stock to be issued in accordance with this Agreement will have been duly authorized and, upon such issuance, will be validly issued, fully paid and nonassessable.

         Section 6.19. Interest in the Company. Buyer does not own, directly or indirectly (within the meaning of ss.318 of the Internal Revenue Code of 1986, as amended), nor has it owned during the past 5 years, directly or indirectly (within the meaning of ss.318 of the Internal Revenue Code of 1986, as amended) any stock of the Company.

         Section 6.20. Disposition of the Company's Shares. Buyer has no plan or intention to sell or otherwise dispose of any of the assets of the Company acquired in the transactions contemplated by this Agreement, except for dispositions made in the normal and usual course of business. Buyer has no plan or intention to reacquire any of Buyer's Common Stock and Buyer has no plan or intention to sell or otherwise dispose of any of the Common Stock, or to liquidate or dissolve the Company.

         Section 6.21. Issuance of Stock.Buyer has no plan or present intention to cause or permit the Company to issue additional shares of its stock that would result in Buyer losing control of the Company within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

         Section 6.22. Company's Historic Business. The Buyer intends to continue the Company's historic business.

         Section 6.23. Employee Benefit Plans. Buyer does not currently have in effect nor has Buyer had in effect since the filing of its original certificate of incorporation any employee retirement benefit plan including but not limited to any ERISA type plan.

         Section 6.24.  Reporting  Company  Status. Buyer is  registered   under
Section 12(g) of the Securities Exchange Act of 1934, is required to file reports under Sections 13 and 15 under such Exchange Act with the Securities and Exchange Commission and has complied with all filing requirements required thereto.

         Section 6.25. Claims. Buyer has no knowledge of any pending or threatened claims against the Buyer.

         Section 6.26.  Intellectual Property.

         (a) Buyer (which, as presently constituted, has no subsidiaries) owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of Buyer as currently conducted, except for any such failures to own,


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be  licensed  or  possess  that,  individually  or in  the  aggregate,  are  not reasonably likely to have a Material Adverse Effect.

         (b) Except as disclosed in Buyer's Reports, or as is not reasonably likely to have a Material Adverse Effect (as that term is defined in Section 4.20(b):

         (i) Buyer is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of Buyer's obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Buyer is a party and pursuant to it is authorized to use any third-party patents, trademarks, service marks and copyrights ("Buyer Third-Party Intellectual Property Rights");

         (ii) no claims with respect to the patents, registered and material unregistered trademarks as well as service marks, registered copyrights, trade names, any applications therefor owned by Buyer (the "Buyer Intellectual Property Rights"), any trade secret material to Buyer, or Buyer Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Buyer Third Party Intellectual Property Rights by or through Buyer, are currently pending or, to the knowledge of Buyer, are overtly threatened by any person;

         (iii) Buyer does not know of any valid grounds for any bona fide claims
         (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Buyer, infringes on any copyright, patent, trademark, service mark or trade secret of any third party other than Buyer; (B) against the use by Buyer, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications of any third party used in the business of Buyer as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any Buyer Intellectual Property Rights or other trade secret material to Buyer; or (D) challenging the license or legally enforceable right to the use of the Buyer Third-Party Intellectual Rights by Buyer; and

         (iv) to the knowledge of Buyer, all patents,  registered trademarks and
         service  marks  as  well  as  copyrights   held  by  Buyer  are  valid,
         enforceable and subsisting.

         Section 6.27. Buyer Due Diligence. Buyer has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Company and its affiliates and acknowledges that Buyer has been provided access to the personnel, properties, premises and records of the Company and its affiliates for such purpose. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis and the representations and warranties contained herein, and Buyer:

         (a) acknowledges that neither the Company nor any of its respective directors, officers, shareholders, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any


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         representation  or  warranty,  either  express  or  implied,  as to the accuracy of completeness of any of the information provided or made available to the Company or its directors, officers, employees, affiliates, controlling persons, agents or representatives; and

         (b) agrees, to the fullest extent permitted by law, that neither the Company nor any of its directors, officers, employees, shareholders, affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to the Buyer or its directors, officers, employees, affiliates, controlling persons, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to the Buyer or its directors, officers, employees, affiliates, controlling persons, advisors, agents or representatives (or any omissions therefrom), except that the foregoing limitations shall not apply (i) to the extent the Company makes the specific representations and warranties set forth in this Agreement and (ii) in the case of fraud, willful misrepresentation or willful nondisclosure, but always subject to the limitations and restrictions contained herein.

         Section 6.28. Current Report on Form 8-K; Section 14(f) Information. Except for information relating to the Company, the current report on Form 8-K to be prepared by Buyer and filed after the Closing with regard to this acquisition transaction and the information required by Section 14(f) of the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which Buyer is responsible for filing with the SEC or any regulatory agency in connection with the acquisition will comply as to form in all material respects with the requirements of applicable law, and all of the information relating to Buyer in any document filed with the SEC or any other regulatory agency in connection with this Agreement or the transactions otherwise contemplated hereby shall be true and correct in all material respects.

         Section 6.29. No Existing Defaults.Except as set forth in Exhibit 6.29 hereto, the Buyer is not in default:

         (a) under any of the terms of any material note, debt instrument, security agreement or mortgage or under any other commitment, contract, agreement, license, lease or other instrument, whether written or oral, to which it is a party or by which it or any of its properties or assets is bound;

         (b) under any law, judgment, decree, order, rule regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to it or to any of this properties or assets, which default would have a material adverse effect on Buyer; or


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         (c) in the  payment  of any of its  material  monetary  obligations  or debts. There exists no condition or event which, after notice or lapse of time or both, would constitute a material default in connection with any of the foregoing

         Section  6.30. Material  Contracts  and  Agreements.   Other  than   as
disclosed on Exhibit 6.30, Buyer is not a party to any material contracts or agreements.

         Section 6.31. Survival of Representations and Warranties of Buyer. The representations and warranties of Buyer made in this Agreement are correct, true and complete as of the date hereof and will be correct, true and complete as at the Closing with the same force and effect as though such representations and warranties had been made at the Closing, and shall survive the Closing for a period of 12 months.


                                   ARTICLE VII
                            CONDUCT AND TRANSACTIONS
                           PRIOR TO AND AFTER CLOSING

         Section 7.1. Access to Property and Records of Buyer. Buyer shall afford to the Company and the Stockholders and their authorized representatives free and full access to all of its assets, property, books and records, in order to afford the Company and the Stockholders as full an opportunity of review, examination and investigation as they shall desire to make, and the Company and the Stockholders shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation or to obtain temporary possession of any thereof as may be reasonably necessary; and the Buyer shall furnish or cause to be furnished such reasonable financial and operating data and other information about its business, properties and assets which the Company and the Stockholders or their authorized representatives may request.

         Section 7.2. Interim Covenants of the Buyer. From the date of this Agreement until the Closing, except to the extent expressly permitted by or disclosed in this Agreement or otherwise consented to by an instrument in writing signed by the Company and the Stockholders, Buyer shall take all necessary action so that:

         (a) Buyer shall keep its business and organization intact;

         (b) Buyer shall not make any change in its constituent documents, i.e., Certificate of Incorporation or by-laws except to increase the number of authorized common shares and as otherwise contemplated by this Agreement;

         (c) Buyer shall not form any subsidiary nor shall it issue, grant, sell, redeemed combined, change or purchase any shares, notes or other securities or make any commitments to do so;


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         (d) Buyer shall not effect any subdivision of its  outstanding  capital stock purchase or redeem any capital stock, or declare, make or pay any dividend, distribution or payment in respect of its capital stock other than as contemplated by this Agreement;

         (e) Buyer shall not issue any Buyer's Common Stock or Preferred Stock except for Buyer's Common Stock to be issued upon exercise of currently outstanding options and warrants.

         (f) Buyer shall not grant or issue any options, warrants or other rights to acquire any of its securities, whether by conversion or otherwise, or make any commitment to do so other than as contemplated in this Agreement;

         (g) Buyer shall keep the Company appraised of its operations and any developments thereto;

         (h) Buyer agrees not to solicit or negotiate any offers with respect to the purchase of substantially all its assets or a merger or similar transaction prior to the termination of this Agreement;

         (i) Buyer will not voluntarily go into bankruptcy and will object to and resist any involuntary petition brought against the Buyer; and

         (i) Buyer will timely and diligently perform any and all acts necessary to convene a meeting for the shareholders' approval necessary for this transaction.

         Section 7.3. Interim Covenants of the Company. From the date of this Agreement until the Closing, except to the extent expressly permitted by or disclosed in this Agreement or otherwise consented to by an instrument in writing signed by Buyer, the Company shall take all necessary action so that:

         (a) the Company shall keep its business and organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted, and shall use its best efforts to keep available the services of its directors, officers, employees and agents and to maintain the good will and reputation associated with its business;

         (b) the Company shall not make any change in its constituent documents, i.e., Certificate of Incorporation or by-laws, without the prior written consent of the Buyer;

         (c) the Company shall exercise its best efforts to maintain all of its properties and assets, tangible or intangible, in good operating condition and repair, and take all steps necessary to keep its operations functioning properly it being understood that the Company is presently relocating its headquarters facility;

         (d) the Company shall not purchase, sell, lease or dispose of or make any contract for the purchase, sale, lease or disposition of or subject to lien or security interest any properties or assets other than in the


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         ordinary  and  usual  course  of  its  business   consistent  with  the
         representations and warranties of the Company and the Stockholders contained herein and not in breach of any of the provisions of this
         Article VII, in each case for a consideration at least equal to the fair value of such property or asset; and

         (e) the  Company  shall  not  enter  into any  contract,  agreement  or commitment, including, without limiting the generality of the foregoing, any contracts, agreement or commitment other than in the ordinary course of its business.

         Section 7.4. Public Announcements. Neither Buyer, the Company nor any Stockholder shall make any press release or other public announcements with respect to this Agreement or the transactions contemplated hereby without the prior approval of the contraparty, which approval shall not be unreasonably withheld; provided, however, that if failure to make such announcement would be a violation of federal or state securities laws and the consents are not practicably available on a timely basis, such a press release or public announcement can be made without the consent of the other parties. For purposes of the preceding sentence, each Stockholder hereby designates the Company as its representative to give consent to a proposed press release.

         Section  7.5.  Compliance   with  Code  Section   368(a)(1)(B).   Each
Stockholder, the Company and Buyer hereby acknowledge that the parties hereto intend that the transactions contemplated by this Agreement will qualify as a "reorganization" as described in section 368(a)(1)(B) of the Code. Each Stockholder, the Company and Buyer hereby agree to use their reasonable efforts to take all actions necessary or appropriate to ensure that the transactions undertaken pursuant to this Agreement will qualify as a "reorganization" as described in section 368(a)(1)(B) of the Code. In addition, each Stockholder, the Company and Buyer hereby agree to refrain from taking any actions that are known by such party to be, or that clearly are, inconsistent with such qualification. The obligations of the parties under the preceding sentence shall include, without limitation, the obligation to refrain from (i) taking any position on any federal, state, or local income tax return that is inconsistent with the transactions undertaken pursuant to this Agreement qualifying as a "reorganization" as described in section 368(a)(1)(B) of the Code; (ii) taking, for a period of two (2) years from the Closing Date, any of the actions described in Sections 6.21 through 6.23 hereof; (iii) in the case of the Buyer, providing any consideration with respect to the Shares other than as expressly provided for herein; and (iv) in the case of each Stockholder, within two (2) years of Closing, without the consent of each of the other Stockholders, disposing of more than forty percent (40%) of the Buyer's Common Stock received by such Stockholder pursuant to this Agreement. Each Stockholder hereby agrees to provide to each other Stockholder written notice of any disposition, within two (2) years of Closing, of any Buyer's Common Stock.

         Section 7.6. Special Stockholder Meeting. No later than 30 days after the Closing, Buyer shall file with the Securities and Exchange Commission ("SEC") an Information Statement for a meeting of Buyer's stockholders. The Information Statement shall propose:

         (i) increasing the Buyer's authorized capital stock to 50 million shares;

         (ii) reincorporating the Buyer into Delaware; and


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         (iii) changing  the  name  of the  Buyer  to YTB  International,  Inc.
               ("YTBI").

         Buyer and the Company shall use their best efforts to ensure that the Information Statement is cleared for mailing and that the special meeting is held at the earliest practicable date.

         Section 7.7. Series B Convertible Preferred Stock. Buyer shall promptly file with the New York Department of State an Amendment to its Certificate of Incorporation in proper form, to designate the rights and preferences of the Series B Preferred Stock, in accordance with the provisions specified in Exhibit D.

         Section 7.8 Second Schedule 14F Statement. As contemplated by the Stockholders' Agreement (as defined in Section 9.11), there will be a second
Schedule 14F Statement filed with the SEC and mailed to the shareholders of the Buyer within sixty (60) days of the Closing unless such date is extended by mutual agreement of the parties.


                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Each of the agreements of Buyer to be performed by it at the Closing pursuant to this Agreement shall be subject to the fulfillment of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing, by Buyer.

         Section 8.1. Stockholders' Approval.Stockholders owning at least 100% of Company's Common Stock shall have executed this Agreement.

         Section 8.2. Authority. All action required to be taken by, or on the part of, the Company and the Stockholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         Section 8.3. Representations and Warranties of the Stockholders to Be True. Each of the representations and warranties of the Company and the Stockholders set forth in Article IV hereof shall be true and correct in all material respects both on the date hereof and on the date of the Closing as if made at that time, except insofar as changes shall have occurred after the date hereof which are permitted by Section 7.3 of this Agreement.

         Section 8.4. No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the business of the Company or any material loss to the business by fire or other casualty whether or not covered by insurance.

         Section 8.5. No Litigation. No material suit, action or other proceeding against the Buyer, the Company or their officers or directors or stockholders shall be pending or threatened before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and in


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which in the  judgment  of Buyer  makes  the  consummation  of the  transactions contemplated by this Agreement inadvisable.

         Section 8.6. Consents Obtained. All necessary governmental and third party consents or approvals to the transactions contemplated hereby shall have been obtained.

         Section 8.7. Legal Review. All legal matters in connection with this Agreement and the transactions contemplated hereby, and the form and substance of all legal proceedings and of all papers, instruments and documents used or delivered hereunder or incidental hereto, shall be reasonably satisfactory to Buyer, and at its request, to Carl N. Duncan, Esq., counsel for Buyer.

         Section 8.8. Certificate of the Company. At the Closing, the Company shall have delivered to Buyer a certificate signed by an authorized officer, dated the date of the Closing, to the effect that to the best of its knowledge and belief, after due inquiry, the conditions specified in Section 8.6 have been fulfilled.

         Section 8.9. Derek Brent. Buyer shall issue to Derek Brent 900,000 shares of Buyer's Common Stock.


                                   ARTICLE IX
              CONDITIONS PRECEDENT TO THE STOCKHOLDERS' OBLIGATIONS

         Each of the agreements of the Company and the Stockholders to be performed by it or each of them at the Closing pursuant to this Agreement shall be subject to the fulfillment of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing, by the Stockholders as appropriate:

         Section 9.1. Representations and Warranties of Buyer to Be True. The representations and warranties of Buyer set forth in Article VI hereof shall be true and correct both on the date hereof and on the date of the Closing as if made at that time, except insofar as changes shall have occurred after the date hereof which are permitted by Section 7.2 of this Agreement.

         Section 9.2. Authority. All action required to be taken by, or on the part of, Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and Shareholders of Buyer.

         Section 9.3. Officers' Certificate of Buyer. At the Closing, Buyer shall have delivered to the Company and the Stockholders a certificate signed by the Buyer's Chairman of the Board dated the date of the Closing, to the effect that to the best of the knowledge and belief of such officers, after due inquiry, the conditions specified in Sections 9.1 and 9.2 with respect to Buyer have been fulfilled.

         Section  9.4.  Opinion  of  Buyer's   Counsel.   The  Company  and  the
Stockholders  shall have received from Carl N. Duncan,  Esq., counsel for Buyer,


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his opinion,  dated the date of Closing,  in form and substance  satisfactory to them and their counsel, to the effect set forth in Exhibit 9.4 hereto.

         Section 9.5. The Buyer Has Complied with Covenants. The Buyer shall have performed and complied in all material respects with all agreements, undertakings and obligations which are required to be performed or complied with by it at or prior to the Closing.

         Section 9.6. No Litigation. No material suit, action or other proceeding against the Buyer, the Company or their officers or directors or stockholders shall be pending or threatened before any court or governmental agency seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby and in which in the judgment of Buyer makes the consummation of the transactions contemplated by this Agreement inadvisable.

         Section  9.7.  Consents  Obtained.   All  necessary   governmental  and
third-party consents or approvals to the transaction contemplated hereby shall have been obtained.

         Section 9.8. Legal Review. All legal matters in connection with this Agreement and the transactions contemplated hereby, and the form and substance of all legal proceedings and of all papers, instruments and documents used or delivered hereunder or incidental hereto, shall be reasonably satisfactory to the Stockholders and, at their request, to counsel for the Company.

         Section 9.9. D&O Policy. Directors and Officers' insurance coverage shall be obtained at both the parent and the subsidiary levels, effective on the date of Closing unless both Buyer and the Company agree as to a different date.

         Section 9.10. Employment Agreements; Option Agreements. Michael Brent's employment agreement with Buyer shall be replaced, effective on Closing, by a substitute employment agreement that will be put in place with Mr. Brent, Derek Brent, J. Scott Tomer and J. Kim Sorensen. The terms and conditions of each employment agreement, including the compensation provisions, shall be mutually agreed to by the respective individual and the Buyer. All employment agreements will be with the Buyer. The Buyer at closing will issue options to purchase the respective amounts of Buyer's Common Stock (the "Matching Options") to Messrs.
J. Lloyd Tomer (100,000), J. Scott Tomer (135,000), J. Kim Sorensen (135,000) and Andrew Cauthen (100,000). These Matching Options will be issued under the Buyer's 1999 Stock Option Plan, be fully vested on the date of issuance and have the same exercise prices and expiration dates as the options held by Mr. Brent and certain other employees.

         Section 9.11.Stockholders' Agreement; Resultant Corporate Structure. Effective at Closing, a stockholders' agreement with respect to the Buyer's outstanding stock (the "Stockholder Agreement") shall have been executed by and between the Tomer Group (as such term is defined therein) and the Brent Group (as such term is defined therein). Effective at Closing, the Company (YourTravelBiz.com, Inc.) will become a 100% owned subsidiary of Buyer; and Buyer will have created two new 100% owned subsidiaries REZconnect Technology, Inc. and YTB Travel Network, Inc. The respective certificates of incorporation of the subsidiaries shall contain provisions which (limit the Board of Directors to five (5) members and permit the Tomer Group (in the case of the Company) and


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the Brent Group (in the case of the RezConnect  Technology,  Inc. subsidiary) to elect three (3) members to the applicable board of directors and also provide that the applicable certificate of incorporation of such subsidiary cannot be amended without the consent of the Tomer Group (in the case of the Company) and the Brent Group (in the case of the RezConnect Technology, Inc. subsidiary).

         Section 9.12. Buyer's Board of Directors; Schedule 14F Statement. The Buyer's board of directors shall have been initially expanded to six (6) members in accordance with the provisions of the Stockholders' Agreement and the three
(3) board members designated by the Tomer Group shall have been appointed by the incumbent board. At least ten (10) days before the Closing, the disclosure required by Section 14(f) of the Exchange Act shall have been filed with the SEC and mailed to Buyer's stockholders. The parties acknowledge that following the Closing there will be a second Schedule 14F Statement filed with the SEC and mailed to the Buyer's stockholders in connection with the expansion of the Buyer's Board of Directors to nine (9) members.

         Section 9.13. Tax Opinion. Reed, Smith LLP shall prepare a tax opinion, the tax status of this exchange of stock pursuant to Section 368 of the Internal Revenue Code.

         Section 9.14. Lockup Agreements. Effective not later than Closing, Finder shall enter into a twelve (12) month period Lockup Agreement with regard to Buyer's shares paid to the Finder as compensation.

         Section 9.15.Assignment Agreement between YTB Travel & Cruises, Inc. and YTB Travel Network Subsidiary. Effective at Closing, YTB Travel & Cruises, Inc. ("Assignor") will have entered into an Assignment and Assumption Agreement with the newly created YTB Travel Network, Inc. subsidiary assigning to such subsidiary (i) all of Assignor's rights and obligations under Assignor's contracts with all of its Referring Travel Agents; and (ii) all right, title and interest in and to Assignor's ARC Number.

         Section 9.16. Series B Convertible Preferred Stock. The Certificate of Amendment for designating the rights and preferences of the Preferred Stock shall have been filed with, and accepted by, the New York Department of State.


                                    ARTICLE X
                     FURTHER ASSURANCES OF THE STOCKHOLDERS

         Section 10.1. Satisfaction of Conditions of the Stockholders. The Stockholders shall not voluntarily undertake any course of action inconsistent with the satisfaction of the requirements or conditions applicable to them set forth in this Agreement, and the Stockholders shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as is reasonably practicable the obligations herein provided to be performed by them. The Stockholders shall use their reasonable efforts to cause the Closing to occur as contemplated herein at the earliest practicable date.


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                                   ARTICLE XI
                        AMENDMENT, WAIVER AND TERMINATION

         Section 11.1. Amendment. This Agreement may be amended at any time in a writing which refers to and incorporates by reference this Agreement and is executed by all the parties hereto.

         Section 11.2. Waiver. Either the Stockholders or Buyer may waive or modify in writing compliance by the other with any of the covenants and conditions contained in this Agreement (except such as may be imposed by law) to the extent such party believes such action not to be materially adverse to its interest.

         Section 11.3. Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

         (a) By the mutual consent of Buyer, the Company and the Stockholders;

         (b) By Buyer, if any of the Company's representations or warranties contained in or made pursuant to this Agreement was not true and complete in all material respects when made or if Seller or the Stockholders fails to perform or comply in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Seller or the Stockholders or if any of the conditions set forth in Article VIII have not been satisfied as of the Closing Date; and

         (c) By the Company or the Stockholders, if any of Buyer's representations or warranties contained in or made pursuant to this Agreement was not true and complete in all material respects when made or if Buyer fails to perform or comply in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Buyer or if any of the conditions set forth in
         Article IX have not been satisfied as of the Closing Date. In the event of termination of this Agreement pursuant to Article IX hereof, notice shall promptly be given by the terminating party to the other party to this Agreement.


                                   ARTICLE XII
                                  MISCELLANEOUS

         Section 12.1. Arbitration. Any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in New York City, New York pursuant to the rules then applying of the American Arbitration Association. The arbitrators shall consist of one representative selected by Buyer, one representative selected by the Company and one representative selected by the first two arbitrators. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision

                                                                  EXECUTION COPY

of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Should either Buyer or the Company fail to appoint an arbitrator as required by this Section 12.1 within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and his decision in writing shall be binding and conclusive on all of the parties to this Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

         Section 12.2.     Indemnification of Company Directors and Officers.

         (a) From and after the Closing, Buyer shall indemnify, defend and hold any person any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing, an officer or director (the "Indemnified Party") of the Company against all losses, claims, damages, liabilities, costs and expenses (including reasonable attorney's fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement, or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Closing, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing, to the full extent permitted under the Illinois Business Corporation Act of 1983 ("BCA"), or the Company's Articles of Incorporation, By-laws or indemnification agreements in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in the event any Indemnified
         Party becomes involved in any capacity in any Claim, then from and after the Closing, Buyer and/or its consolidated successor, shall periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of a written affirmation in accordance with Illinois BCA.

         (b) The parties agree that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Party as provided in the Company's Articles of Incorporation and By-laws as in effect as of the date hereof shall survive the Closing and shall continue in full force and effect, without any amendment thereto, for a period of two years from the Closing of the reorganization to the extent such rights are consistent with Illinois BCA; provided that, in

                                                                  EXECUTION COPY

         the event any Claim or Claims are asserted or made within such two year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims; provided further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Illinois BCA, the Company's Articles of Incorporation or By-laws, as the case may be, shall be made by independent legal counsel in accordance with Illinois BCA and the indemnification agreements and; provided further, that nothing in this
         Section 12.2 shall impair any rights or obligations of any present or former directors or officers of the Company.

         (c) In the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 12.2, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 12.2, and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

         (d) Buyer shall maintain the Company's existing officers' and directors' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Closing of the reorganization; provided, that Buyer may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors and officers; provided, further, if the existing D&O Insurance expires or is cancelled during such period, Buyer will use its best efforts to obtain substantially similar D&O Insurance.

         Section 12.3. Successors, Assigns and Third Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that, except as otherwise expressly provided herein, none of the parties hereto may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         Section 12.4. Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the State of New Jersey, disregarding principles of conflict of laws and the like.

         Section 12.5. Severability. Each Section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                                                                  EXECUTION COPY

         Section  12.6.  Certain  Words.  Words  such  as  "herein,"   "hereof,"
"hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement.

         Section 12.7. Notices. Except as otherwise expressly provided herein, any notice, consent or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when received, and shall be addressed as follows:

         (a) If to Buyer:

                  REZconnect Technologies, Inc.
                  560 Sylvan Avenue
                  Englewood Cliffs, New Jersey 07632
                  Attention:  Michael Brent , President

                  with a copy to:

                  Carl N. Duncan, Esq.
                  5718 Tanglewood Drive
                  Bethesda, Maryland 20817

          (b) If to the Company or the Stockholders:

                  Yourtravelbiz.com, Inc.
                  200 West Third Street -Suite 600
                  Alton, Illinois 62002
                  Attn: Lloyd or Scott Tomer or Kim Sorensen

                  With a copy to:

                  Gerard S. DiFiore, Esq.
                  Reed Smith LLP
                  One Riverfront Plaza -- 1st Floor
                  Newark, New Jersey 07102


or at such other address or addresses as the party addressed may from time to time designate in writing. Any communication dispatched by telegram or telex shall be confirmed by letter.

         Section 12.8. Expenses. Each party hereto shall pay its own legal, accounting and other costs and expenses incurred in connection herewith and the transactions contemplated hereby.

         Section 12.9. Confidentiality. All information disclosed heretofore or hereafter by Buyer or the Company and the Stockholders to the other in connection with this Agreement shall be kept confidential by such other, and shall not be used otherwise than by such other in connection with this Agreement, except to the extent it was known when received or as it is or

                                                                  EXECUTION COPY

hereafter becomes lawfully obtainable from other sources, or to the extent such duty as to confidentiality and non-use is waived, in writing or except as may be required by court order or any governmental agency. Such obligation as to confidentiality and non-use shall survive any termination of this Agreement. In the event of termination of this Agreement, Buyer and the Stockholders shall use all reasonable efforts to return upon request to the other (or destroy) all documents (and reproductions thereof) received from the other (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exception contained in the first sentence of this Section 12.9.

         Section 12.10. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         Section 12.11. Amendments to Structure of Transaction. If the transaction as contemplated by this Agreement poses undue tax burdens, creates a materially and adverse affect on the financial statements of the Buyer or Company or is necessitated in order to comply with federal or state securities laws, the parties hereto will diligently and timely use their best efforts to restructure the transaction in a mutually agreeable manner, provided however any party requiring any change must state the terms of the proposed restructuring and give notice to the other parties to this Agreement in writing prior to November 30, 2004 and provided further if the parties do not agree on the proposed restructuring of this Agreement, any party to this Agreement following a thirty day right to cure period may terminate this Agreement by notice to the other parties on or before December 15, 2004 and no party shall have any liability to any other party for such termination.

         Section 12.12. Counterparts or Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement and this Agreement may be executed by facsimile signatures which shall be valid and binding.

                                  [* * * * * *]

                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed to this Agreement as of the date first above written.

                              REZCONNECT TECHNOLOGIES, INC.


                              By: ____________________________________
                                   Name: Michael Y. Brent
                                   Title:   Chairman and Chief Executive Officer

                              YOURTRAVELBIZ.COM, INC.


                              By: ____________________________________
                                   Name: J. Lloyd Tomer
                                   Title:   Chairman and Chief Executive Officer

                                                                  EXECUTION COPY


Stockholders' Signature Pages to the Amended Merger and Stock Exchange Agreement
dated    November   19,   2004   between    REZconnect    Technologies,    Inc.,
YourTravelBiz.com, Inc. and the Stockholders of YourTravelBiz.com, Inc.

                                  STOCKHOLDERS



   ----------------------------------------     --------------------------------------
     J. Kim Sorensen, Individually                J. Scott Tomer, Individually

         GREAT RIVER ENTERPRISES LP


By:
   ----------------------------------------     --------------------------------------
     J. Lloyd  Tomer, its General Partner
                                                  Sandra P. Pippens, Individually
                                                (By J.Lloyd Tomer, as Attorney-in-Fact)
     SERENITY ENTERPRISES LP


By:
   ----------------------------------------     --------------------------------------
     Peggy Stillwelt, its General Partner         John Simmons, Individually
   (By J. Lloyd Tomer, as Attorney-in-Fact)     (By J. Lloyd Tomer, as Attorney-in-Fact)


   ----------------------------------------     --------------------------------------
     Wayne Simmons, Individually                  Glenn Green, Individually
   (By J. Lloyd Tomer, as Attorney-in-Fact)     (By J. Lloyd Tomer, as Attorney-in-Fact)


   ----------------------------------------     --------------------------------------
     Thayer Lindauer, Individually                Ronald Head, Individually
   (By J. Lloyd Tomer, as Attorney-in-Fact)     (By J. Lloyd Tomer, as Attorney-in-Fact)


   ----------------------------------------     --------------------------------------
     Edward Maguire, Individually                 Robert W. Simpson, Individually
   (By J. Lloyd Tomer, as Attorney-in-Fact)     (By J. Lloyd Tomer, as Attorney-in-Fact)


   ----------------------------------------     --------------------------------------
     Camaron Corr, Individually                   Kimberly Coppersmith, Individually
   (By J. Lloyd Tomer, as Attorney-in-Fact)     (By J. Lloyd Tomer, as Attorney-in-Fact)


                                                                  EXECUTION COPY

                                  Exhibit 4.18

                               Pre-Signing Conduct

         Company has advised the Buyer that its office location at 200 West Third Street, Suite 600, Alton, Illinois 62002 has been sold, and it is seeking a replacement lease for its operations.

                                                                  EXECUTION COPY

                                   Exhibit 9.7
                                    Consents
                               ARC Number Transfer

                                                                  EXECUTION COPY

                               AMENDED MERGER AND
                            STOCK EXCHANGE AGREEMENT

                                TABLE OF CONTENTS

         (This Table of Contents is not a part of this Agreement and is attached only for convenience of reference.)


                          ARTICLE I
                EXCHANGE OF THE COMMON STOCK

                                                                                                       Page
                                                                                                       ----

Section 1.1       Exchange of the Common Stock                                                            1
Section 1.2       No Obligation to Exchange in Event of Default                                           1

                         ARTICLE II
                   EXCHANGE CONSIDERATIONS

Section 2.1       Exchange Consideration                                                                  2
Section 2.2       Payment of Exchange Consideration                                                       2

                         ARTICLE III
                           CLOSING

Section 3.1       Time and Place of Closing                                                               2
Section 3.2       The Stockholders' and the Company's Particular Closing Deliveries                       2
Section 3.3       Buyer's Particular Closing Deliveries                                                   3

                         ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF
                         THE COMPANY

Section 4.1       Organization and Capitalization of the Company                                          3
Section 4.2       Power and Authority; Authority for Agreement                                            3
Section 4.3       Articles of Incorporation and By-Laws of the Company                                    4
Section 4.4       Subsidiaries                                                                            4
Section 4.5       No Violation to Result                                                                  4
Section 4.6       No Existing Defaults                                                                    4
Section 4.7       Financial Statements                                                                    5
Section 4.8       No Adverse Changes                                                                      5
Section 4.9       Full Disclosure; Absence of Material Changes                                            5
Section 4.10      Taxes                                                                                   6
Section 4.11      Title to Assets                                                                         6


                                      -i-

                                                                  EXECUTION COPY

Section 4.12      Machinery and Equipment                                                                 6
Section 4.13      Litigation                                                                              6
Section 4.14      Compliance with Laws                                                                    7
Section 4.15      Environmental Matters                                                                   7
Section 4.16      Licenses, Permits and Approvals                                                         8
Section 4.17      True Copies                                                                             8
Section 4.18      Pre-Signing Conduct of Business                                                         8
Section 4.19      Survival of Representations and Warranties of the Company and the Stockholders          8
Section 4.20.     Intellectual Property                                                                   8
Section 4.21.     Company Due Diligence Investigation                                                     9
Section 4.22      Material Contracts and Agreements                                                      10

                          ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF
                   STOCKHOLDERS GENERALLY

Section 5.1       Authority for Agreement                                                                10
Section 5.2       Title of Common Stock                                                                  10
Section 5.3       Investment Representations                                                             11

                         ARTICLE VI
             REPRESENTATIONS AND WARRANTIES OF BUYER

Section 6.1       Organization and Capitalization of Buyer                                               12
Section 6.2       Power and Authority                                                                    12
Section 6.3       Certificate of Incorporation and By-Laws of Buyer                                      12
Section 6.4       Authority for Agreement; Buyer's Common Stock, Preferred Stock and Options             12
Section 6.5       No Violation to Result                                                                 13
Section 6.6       Exchange Act Reports and Financial Statements                                          13
Section 6.7       Full Disclosure; Absence of Material Changes                                           14
Section 6.8       Taxes                                                                                  14
Section 6.9       Title to Assets                                                                        14
Section 6.10      Real Property                                                                          15
Section 6.11      Machinery and Equipment                                                                15
Section 6.12      Brokers                                                                                15
Section 6.13      Litigation                                                                             15

Section 6.14      Compliance with Laws                                                                   15
Section 6.15      Environmental Matters                                                                  16
Section 6.16      Licenses, Permits and Approvals                                                        16
Section 6.17      True Copies                                                                            16
Section 6.18      Buyer's Common Stock                                                                   17
Section 6.19      Interest in the Company                                                                17
Section 6.20      Disposition of the Company's Shares                                                    17
Section 6.21      Issuance of Stock                                                                      17


                                      -ii-

                                                                  EXECUTION COPY

Section 6.22      Company's Historic Business                                                            17
Section 6.23      Employee Benefit Plans                                                                 17
Section 6.24      Reporting Company Status                                                               17
Section 6.25      Claims                                                                                 17
Section 6.26      Intellectual Property                                                                  17
Section 6.27      Buyer Due Diligence                                                                    18
Section 6.28      Current Report on Form 8-K; Section 14(f) Information                                  19
Section 6.29      No Existing Defaults                                                                   19
Section 6.30      Material Contracts and Agreements                                                      20
Section 6.31      Survival of Representations and Warranties of Buyer                                    20

                         ARTICLE VII
                  CONDUCT AND TRANSACTIONS
                 PRIOR TO AND AFTER CLOSING

Section 7.1       Access to Properties and Records of Buyer                                              20
Section 7.2       Interim Covenants of the Buyer                                                         20
Section 7.3       Interim Covenants of the Company                                                       21
Section 7.4       Public Announcements                                                                   22
Section 7.5       Compliance with Code Section 368(a)(1)(B)                                              22
Section 7.6       Special Stockholder Meeting                                                            22
Section 7.7       Series B Convertible Preferred Stock                                                   23
Section 7.8       Second Schedule 14F Statement                                                          23

                        ARTICLE VIII
             CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

Section 8.1       Stockholders' Approval                                                                 23
Section 8.2       Authority                                                                              23
Section 8.3       Representations and Warranties of the Stockholders to be True                          23
Section 8.4       No Material Adverse Change                                                             23
Section 8.5       No Litigation                                                                          23


                                      -iii-

                                                                  EXECUTION COPY

Section 8.6       Consents Obtained                                                                      24
Section 8.7       Legal Review                                                                           24
Section 8.8       Certificate of the Company                                                             24
Section 8.9       Derek Brent                                                                            24


                         ARTICLE IX
             CONDITIONS PRECEDENT TO THE STOCKHOLDERS' OBLIGATIONS

Section 9.1       Representations and Warranties of Buyer to be True                                     24
Section 9.2       Authority                                                                              24
Section 9.3       Officers' Certificate of Buyer                                                         24
Section 9.4       Opinion of Buyer's Counsel                                                             24
Section 9.5       The Buyer Has Complied with Covenants                                                  25
Section 9.6       No Litigation                                                                          25
Section 9.7       Consents Obtained                                                                      25
Section 9.8       Legal Review                                                                           25
Section 9.9       D & O Policy                                                                           25
Section 9.10      Employment Agreements; Option Agreements                                               25
Section 9.11      Stockholders' Agreements; Resultant Corporate Structure                                25
Section 9.12      Buyer's Board of Directors; Schedule 14F Disclosures                                   26
Section 9.13      Tax Opinion                                                                            26
Section 9.14      Lockup Agreements                                                                      26
Section 9.15      Assignment  Agreement  between YTB Travel & Cruises,  Inc. and YTB Travel  Network     26
                  Subsidiary
Section 9.16      Series B Convertible Preferred Stock                                                   26


                          ARTICLE X
             FURTHER ASSURANCES OF THE STOCKHOLDERS

Section 10.1      Satisfaction of Conditions of the Stockholders                                         26


                         ARTICLE XI
              AMENDMENT, WAIVER AND TERMINATION

Section 11.1      Amendment                                                                              27
Section 11.2      Waiver                                                                                 27
Section 11.3      Termination                                                                            27

                         ARTICLE XII
                        MISCELLANEOUS

Section 12.1      Arbitration                                                                            27
Section 12.2      Indemnification of Company Directors and Officers                                      28
Section 12.3      Successors, Assigns and Third Parties                                                  29
Section 12.4      Governing Law                                                                          29
Section 12.5      Severability                                                                           29
Section 12.6      Certain Words                                                                          30
Section 12.7      Notices                                                                                30
Section 12.8      Expenses                                                                               30
Section 12.9      Confidentiality                                                                        30
Section 12.10     Headings                                                                               31
Section 12.11     Amendments to Structure of Transaction                                                 31
Section 12.12     Counterparts or Facsimiles                                                             31


                                      -iv-

                                                                  EXECUTION COPY



                      LIST OF EXHIBITS

Exhibit A                        List of Stockholders
Exhibit B                        Power of Attorney
Exhibit C                        Estimate of Exchange Consideration
Exhibit D                        Rights and Preferences of Preferred Stock
Exhibit 4.6                      No Existing Defaults
Exhibit 4.8                      No Adverse Changes
Exhibit 4.11                     Title to Assets
Exhibit 4.13                     Litigation
Exhibit 4.14                     Compliance with Laws
Exhibit 4.15                     Environmental Matters
Exhibit 4.16                     Licenses, Permits and Approvals
Exhibit 4.18                     Pre-signing Conduct of Business
Exhibit 4.22                     Material Contracts and Agreements
Exhibit 6.1                      Organization and Capitalization of Buyer
Exhibit 6.5                      No Violations to Result
Exhibit 6.7                      Full Disclosures; Absence of Material Changes
Exhibit 6.9                      Title to Assets
Exhibit 6.10                     Real Property
Exhibit 6.11                     Machinery and Equipment
Exhibit 6.13                     Litigation
Exhibit 6.14                     Compliance with Laws
Exhibit 6.15                     Environmental Matters
Exhibit 6.16                     Licenses, Permits and Approvals
Exhibit 6.29                     No Existing Defaults
Exhibit 6.30                     Material Contracts and Agreements
Exhibit 9.4                      Opinion of Buyer's Counsel


                                                                  EXECUTION COPY












------------------------------------------------------------------------------


                               AMENDED MERGER AND
                            STOCK EXCHANGE AGREEMENT

                                   dated as of
                                November 19, 2004

                                      among

                          REZCONNECT TECHNOLOGIES, INC.

                                       and

                             YOURTRAVELBIZ.COM, INC.

                                       and

                               THE STOCKHOLDERS OF
                             YOURTRAVELBIZ.COM, INC.

------------------------------------------------------------------------------

                                                                  EXECUTION COPY



                                    EXHIBIT A


                                 SHARES OF COMPANY COMMO       PERCENTAGE OF
                                                                     BUYER
                                                                 COMMON STOCK
              STOCKHOLDERS             COMMON STOCK            TO BE RECEIVED
              ------------             ------------            ---------------
J. Kim Sorensen                           2,400,000                       18.75%
J. Scott Tomer                            2,400,000                       18.75%
Great River Enterprises, LP#1             6,800,000                       53.13%
Sandra J. Pippins                           120,000                         .94%
Serenity Enterprises LP#1                   120,000                         .94%
John and Jayne Simmons                      125,000                         .98%
Glenn Green                                 200,000                        1.56%
Thayer C. Lindauer                          200,000                        1.56%
Ronald Head                                 200,000                        1.56%
Edward Maguire                              100,000                         .78%
Robert W. Simpson                            50,000                         .39%
Camaron Corr                                 50,000                         .39%
Kimberlly Coppersmith                        35,000                         .27%

         TOTAL                           12,800,000                         100%

Prior to the Closing, the Company shall supply the Buyer with detailed instruction as to how the Exchange Consideration is to be issued and distributed amongst the Stockholders.


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                               EXHIBIT C

                          Details of Exchange Consideration

11,351,845                  Shares outstanding as of November 1, 2004
                            Less Adjustments
                            ----------------
(1,000,000)                 Less Shares Being Cancelled Held by YTB
                            Shares Issued Contingently for Services Returned to
(  303,000)                       Treasury
-----------
10,048,845                  Plus Adjustments
----------                  ----------------
             900,000        Shares to Derek Brent
             500,000        Shares to G-V Capital Corp
              73,530        Shares to Glen Green
              ------
           1,473,530

11,522,375                  Total Adjusted Shares outstanding before Merger
==========



Number of New Shares
to be Issued to the Stockholders:   11,522,376
                                    ----------

                   Consisting of:   7,430,000
                                    Common Shares of Buyer; and
                                    4,092,376
                                    Preferred Shares (Series B)




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                                    EXHIBIT D

                      Series B Convertible Preferred Stock
                             Rights and Preferences

              [EXHIBIT D TO AMENDED AND RESTATED MERGER AGREEMENT]


                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF



                          REZCONNECT TECHNOLOGIES, INC.
                            (a New York corporation)



        (Under Section 805 of New York Business Corporation Law ("BCL"))

         Pursuant to the provisions of Section 805 of the BCL, the undersigned, Michael Brent, being the President and Secretary of Rezconnect Technologies, Inc., a corporation organized and existing under the BCL of the State of New York (the "Corporation"), DOES HEREBY CERTIFY THAT:

         FIRST: The name of the Corporation is Rezconnect Technologies, Inc. The name under which the Corporation was formed was Playorena Inc.

         SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of the State of the State of New York on December 4, 1981, and Certificates of Amendment were filed with such Department on the following dates: May 4, 1984; December 21, 1984; March 20, 1987; January 8, 1990; January 10, 1990; January 25, 1999; and September 28, 1999; August 18, 2000; and
September 10, 2001.

         THIRD: The Certificate of Incorporation is hereby amended by the addition of the following provisions setting forth the number, designation, preferences and the relative, participating, optional or other rights and the qualifications, limitations or restrictions thereof relating to the Series B Convertible Preferred Stock (as defined below) as fixed by the Board of Directors of the Corporation, and in accordance with the provisions of Sections 501 and 502 of the BCL of the State of New York.

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         FOURTH: Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of its Certificate of Incorporation, as amended, said Board of Directors duly adopted upon unanimous written consent the following resolution:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Section 502 of the BCL and in accordance with the provisions of its Certificate of Incorporation, a class of preferred stock of the Corporation to be known as Series B Convertible Preferred Stock is hereby created and provided for and the Board of Directors hereby fixes, states and expresses the terms, designations, relative rights, preferences and limitations of such class in addition to those set forth in said Certificate of Incorporation, as amended, to be in their entirety as follows:

         1. Designation of Series of Preferred Stock. Of the 5,000,000 undesignated shares of the Corporation's authorized Preferred Stock, 4,092,376 shares shall be designated and known as "Series B Convertible Preferred Stock," par value $.001 per share (the "Series B Preferred Stock").

         2. Issuance; Rank. The issuance price of the Series B Preferred Stock shall be $1.45 per share (the "Original Purchase Price"). The Series B Preferred Stock shall rank senior to the Common Stock and any other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up. The date on which a share of Series B Preferred Stock was issued shall hereinafter be referred to as the "Original Issue Date" for such share.

         3. Dividends.

                  3.1 No dividends shall be declared or paid upon the Common Stock or other securities ranking junior to the Series B Preferred Stock unless equivalent dividends, on an as converted basis, are declared and paid concurrently on the Series B Preferred Stock.

         4. Liquidation, Dissolution or Winding Up.

            4.1 In the event of any liquidation, dissolution or winding up of the Corporation (a "Liquidation Event"), the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings (the "Corporate Assets") shall be distributed as follows:

                4.1.1 First, before any distribution of assets shall be made to the holders of, Common Stock, the holder of each share of Series B Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the Original Purchase Price (subject to an Adjustment) plus all dividends, accrued but unpaid, on such share up to the date of distribution of the assets of the Corporation (the "Liquidation Preference"). If upon the occurrence of a Liquidation Event, the Corporate Assets shall be insufficient to pay the holders of shares of Series B Preferred Stock the Liquidation Preference, the holders of shares of Series B Preferred Stock and any class or series of stock, ranking on liquidation on a parity with the shares of Series B Preferred Stock, shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which


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would  otherwise  be payable  in  respect  of the shares  held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                4.1.2 Second, after distribution of the Liquidation Preference, the remaining Corporate Assets shall be distributed among the holders of Common Stock and the Series B Preferred Stock on a pro rata basis.

            4.2 For purposes of this Section 4, the term Liquidation Event shall be deemed to include (i) a statutory merger or consolidation of the Corporation into or with any other corporation, or a statutory merger or consolidation of any other corporation into or with the Corporation; (ii) a sale, transfer, exchange or lease of all or any part of the assets of the Corporation; and (iii) a purchase or redemption of all or a substantial part of the outstanding shares of any class or classes of capital stock of the Corporation.

            4.3 Written notice of such Liquidation Event, stating a payment date, the liquidation amount and the place where said liquidation amount shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

         5. Voting.

            5.1 Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held of record by such holder are convertible (as adjusted from time to time pursuant to Section 6 hereof) at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law and by the provisions of Section 5.2 below, the holders of shares of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

            5.2 So long as any of the shares of Series B Preferred Stock are outstanding, the Corporation or, as applicable, any subsidiary shall not, without first obtaining the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                5.2.1 merge with or into or consolidate with any other corporation or enter into any other similar transaction or series of related transactions after which the holders of the Corporation's voting securities immediately prior to such transaction or transactions own less than fifty (50%) percent of the voting power of the surviving entity in the transaction, or all or substantially all of the assets of the Corporation or any of its subsidiaries are sold;

                5.2.2 effectuate a liquidation, dissolution or winding up of the Corporation or any of its subsidiaries;

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                5.2.3 amend, alter or repeal any provision of the Certificate of
Incorporation, the By-laws of the Corporation, in a manner that changes or modifies the rights, preferences, or privileges of the Series B Preferred Stock;

                5.2.4 authorize any other class or series of stock having parity with, or senior to, the Series B Preferred Stock;



                5.2.5 increase the authorized number of shares of the Series B Preferred Stock;

                5.2.6 redeem or repurchase shares of the Corporation's capital stock;

                5.2.7 effectuate a reclassification or recapitalization of' the outstanding capital stock of the Corporation;

                5.2.8 effect any sale, transfer, assignment, license or sublicense of any patent, copyright, trademark, trade name, software or other intellectual property that is used or developed by the Corporation or any subsidiary and is material to the conduct of its business;

                5.2.9 permit any subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any wholly-owned subsidiary, any stock or other equity securities of such subsidiary;

                5.2.10 take any action which would result in taxation of the holders of Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986 (or any comparable provision of the Internal Revenue Code as hereafter from time to time as amended);

                5.2.11 create, form, incorporate or organize a subsidiary of the Corporation;

                5.2.12 make any change in the size or composition of the Board of Directors of the Corporation except in accordance with the provisions of that certain Amended Merger and Stock Exchange Agreement dated as of November 19, 2004 by and among the Corporation, YourTravelBiz.com, Inc. ("YTB") and the stockholders of YTB (the "Merger Agreement"); and the Stockholders' Agreement referenced in the Merger Agreement; or

                5.2.13 effect any offering of the securities of the Corporation or any of its subsidiaries.

         6. Optional Conversion. The holders of shares of Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            6.1 Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Purchase Price plus the amount of any unpaid dividends on such Series B Preferred Stock by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without payment of additional consideration by the holder


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thereof (the "Conversion Price") shall initially be the Original Purchase Price.
Such initial Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

              Upon a Liquidation Event of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of shares of Series B Preferred Stock.

            6.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the shares of Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Whether or not a holder would otherwise be entitled to a fractional share shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

            6.3 Mechanics of Conversion.

                6.3.1 In order for a holder to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock at the office of the transfer agent for such shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or her or its attorney-in-fact duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of shares of Series B Preferred Stock, or to his or her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Other than as set forth in Section 7 below, if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the conversion may, at the option of any holder tendering shares of Series B Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering in which event the person entitled to receive the Common Stock issuable upon such conversion of the shares of Series B Preferred Stock shall not be deemed to have converted such shares of Series B Preferred Stock until immediately prior to the closing of such sale of securities.


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                6.3.2 The  Corporation  shall,  at all times  when the  Series B
Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                6.3.3 All shares of Series B Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and dividends or to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to eliminate the authorized Series B Preferred Stock or reduce the authorized number thereof as may be appropriate accordingly.

            6.4 Adjustments to Conversion Price for Diluting Issues:

                6.4.1. Special Definitions. For purposes of this Section 6.4, the following definitions shall apply:

                        (A) "Option" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below) or restricted stock, excluding rights, options or warrants to subscribe for, purchase or otherwise acquire up to 470,000 shares of Common Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes effected after the Original Issue Date) pursuant to any equity incentive plan or benefit plan approved by a majority of the Directors of the Corporation and any shares of Common Stock issued on exercise of such rights, options or warrants (such excluded securities, the "Reserved Option Shares").

                        (B) "Original Issue Date" shall have the definition set forth in Section 2.

                        (C) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Series B Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock or Preferred Stock.

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                        (D)  "Additional  Shares of Common Stock" shall mean all
shares of Common Stock issued (or, pursuant to Section 6.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

                        (1) any  securities  issued as a stock  dividend,  stock
                split or other similar event in respect of Common Stock outstanding on the date hereof or Series B Preferred Stock;

                        (2) the Reserved Option Shares; and

                        (3) any conversion of the Series B Preferred Stock.

                6.4.2 No Adjustment of Conversion Price. Notwithstanding any provision herein to the contrary, no adjustment in the number of shares of Common Stock into which the shares of Series B Preferred Stock are convertible shall be made, by adjustment in the applicable Conversion Price thereof, unless the consideration per share (determined pursuant to Section 6.4.5) for all Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

                6.4.3 Issue of Options and Convertible Securities Deemed Issuance of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, issuable upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities; and

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no adjustment pursuant to this clause (B) shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (i) the Conversion Price on the original adjustment date,


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or (ii) the  Conversion  Price that would have  resulted  from any  issuance  of
Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                6.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall, after the Original Issue Date, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.4.3, without consideration or for a consideration per share less than the Conversion Price in effect on the date of, and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying the Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue (including all shares issuable upon the conversion of shares of Series B Preferred Stock) plus the number of shares of Common Stock that the Aggregate Consideration (as defined in Section 6.4.5 below) received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect prior to such issue; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue
(including all shares issuable upon the conversion of shares of Series B Preferred Stock) plus the number of such Additional Shares of Common Stock so issued.

                6.4.5  Determination  of  Consideration.  For  purposes  of this
Section 6.4, the "Aggregate Consideration" shall mean the net consideration received by the Corporation for the issue of all Additional Shares of Common Stock and shall be computed as follows:

                        (A) Cash and Property. Such consideration shall:

                        (1) insofar as it  consists of cash,  be computed at the
                aggregate of cash received by the Corporation, after deducting therefrom any commissions, compensations or other expenses paid or incurred by the Corporation for any underwriting or placement of, or otherwise in connection with the issuance or sale of shares;

                        (2) insofar as it consists of property  other than cash,
                be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

                        (3) in the event  Additional  Shares of Common Stock are
                issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

                        (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

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                        (x) the total amount,  if any, received or receivable by
the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                        (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                6.4.6 Adjustment for Combinations or Consolidation of Common Stock. If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding are decreased by a combination of the outstanding shares of Common Stock, then following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the applicable Conversion Price shall be increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                6.4.7 Adjustment for Stock Dividends, Splits, Etc. If the Corporation shall at any time after the applicable Original Issue Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares, provided, however, that the Conversion Price shall not be decreased at such time if the amount of such reduction would be an amount less than $0.10, but all such amount shall be carried forward and reduction with respect thereto made at the time of, and together with all, subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.10 or more.

                6.4.8 Adjustment for Merger or Reorganization, Etc. In case of any consolidation, recapitalization or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a subdivision or combination provided for elsewhere in this Section 6 and other than a consolidation, merger or sale that is treated as a Liquidation Event pursuant to Section 4), each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other Securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors ) shall be made in the application of the provisions in this Section 6 set forth with respect to the rights and interest thereafter of the holders of the shares of Series B Preferred Stock, to the end that the provisions set forth in this


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Section 6 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Series B Preferred Stock.

            6.5 No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the shares of Series B Preferred Stock against impairment.

            6.6 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6 the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that then would be received upon the conversion of the shares of Series B Preferred Stock.

            6.7 Notice of Record Date. In the event:

                6.7.1 that the Corporation takes a record of the holders of' any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

                6.7.2  that  the   Corporation   subdivides   or  combines   its
outstanding shares of Common Stock;

                6.7.3 of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or


                6.7.4 of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B
Preferred  Stock  at  their  last  addresses  as  shown  on the  records  of the


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Corporation or such transfer  agent,  at least ten (10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating:

                                  (A)  the   record   date  of  such   dividend,
distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                                  (B) the date on which  such  reclassification,
consolidation, merger, Sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

        7. Automatic Conversion.

            7.1 Triggering Event. All outstanding shares of Series B Preferred Stock shall automatically convert to shares of Common Stock, at the then effective Conversion Price pursuant to Section 6, on the date that is five (5) business days following the last to occur of the following events: (i) the holding of a stockholders meeting authorizing and approving the amendment of the Corporation's Certificate of Incorporation to increase the Corporation's authorized Common Stock to 50 million shares; and a change in the name of the Corporation to YTB International, Inc., and (ii) the filing of a Certificate of Amendment reflecting the changes referenced in clause (i).

            7.2 No Further Action. In the case of an automatic conversion pursuant to this Section 7, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

            7.3 Surrender of Certificates; Retirement and Cancellation of Converted Shares. All certificates evidencing shares of Series B Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.